Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LIPPERT COMPONENTS ACQUIRES LEWMAR MARINE LIMITED

Elkhart, Indiana - August 1, 2019 - LCI Industries (NYSE: LCII) today announced that its wholly-owned subsidiary Lippert Components, Inc. ("LCI"), a supplier of a broad array of highly engineered components for the leading original equipment manufacturers ("OEMs") of leisure vehicles and mobile transportation, and the related aftermarkets of those industries, has completed the acquisition of Lewmar Marine Limited ("Lewmar"), a supplier of leisure marine equipment, headquartered in Havant, United Kingdom. LCI had previously announced that it had submitted an offer to purchase Lewmar subject to approval by Lewmar’s shareholders and the Scottish Court of Session. Lewmar’s shareholders subsequently approved the transaction and the acquisition was completed by means of a court-sanctioned scheme of arrangement.

Sales of the acquired business for the twelve months ending December 2018 were approximately £55 million. LCI's accepted cash offer was approximately £33.286 million, or approximately 143.65 pence per share, and allows for additional consideration up to £2.5 million, or approximately 10.79 pence per share.

Founded in 1946, Lewmar has grown to be one of the world's premier suppliers of leisure marine equipment for yachts, sailboats, and powerboats. Lewmar designs, manufactures, and distributes a wide range of components including anchoring systems, hatch and portlight solutions, powered and manual glazing systems, sail control winches and hardware, decking products, and steering systems. Besides their headquarters in the UK, Lewmar also operates a sales and distribution facility in Guilford, Connecticut. The boards of LCI and Lewmar believe that the acquisition will bolster both company's respective end markets, product offerings, manufacturing capabilities, as well as geographic reach, helping to serve customers better.

Peter Tierney, Managing Director of Lewmar, commented, "This is an exciting opportunity for Lewmar and represents the best strategic option for Lewmar and its employees. The acquisition fairly reflects Lewmar's current market position and prospects, and as such, Lewmar Shareholders have been given the opportunity to realize value from this acquisition."

"Lewmar is a highly respected brand within the global leisure marine industry with a strong and well-regarded leadership team," said Jason Falk, VP of Mergers and Acquisitions for LCI. Falk continued, "I have enjoyed getting to know the Lewmar team through the acquisition process and believe that they align with LCI’s core values, which is something that we strongly consider when making any acquisition. We believe that the integration of Lewmar will be well organized and will achieve great synergies. As previously announced, Peter Tierney will have managerial responsibility for both the Lewmar and Trend UK businesses."

"The marine industry has been a continued target of growth for LCI, and with the acquisition of Lewmar, we are expanding this strategy to a global level," said Jason Lippert, CEO & President of LCI. Continued Lippert, "This is our sixth acquisition within the global leisure marine market, as well as our sixth acquisition in Europe. All of this points to our strategy to be a significant player in the global marine, rail, and caravan markets domestically and in Europe. LCI's capabilities and experience play well into Lewmar's market. I have the utmost trust in Peter to grow and lead this business in Europe. I am really excited to see the positive effect that our combined leadership team will have on our global marine efforts."

About LCI Industries

From over 65 manufacturing and distribution facilities located throughout the United States and in Canada, Ireland, Italy, and the United Kingdom, LCI Industries, through its wholly-owned subsidiary, LCI, supplies, domestically and internationally, a broad array of engineered components for the leading OEMs in the recreation and industrial product markets, consisting of recreational vehicles and adjacent industries, including buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; electronic components; appliances; televisions, sound systems, navigation systems, and backup cameras; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company’s common stock, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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